Exhibit 99.2

STATERA BIOPHARMA, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION AND DATA

Introduction

On September 1, 2021, Cytocom, Inc. (CYTO) changed is corporate name to Statera Biopharma, Inc. (“Statera” or “the Company”). The following unaudited pro forma condensed combined financial statements and related notes present the historical consolidated financial statements of Cleveland BioLabs, Inc. (“CBLI”), CYTO and ImQuest Life Sciences, Inc. and Affiliates (“ImQuest”), as of June 30, 2021, and for the six-month period ended June 30, 2021, as if the completion of the merger between CBLI and CYTO and the CYTO acquisition of ImQuest had occurred as of January 1, 2021.

On July 17, 2020, CYTO entered into an Agreement and Plan of Merger (the “ImQuest Merger Agreement”) by and between CYTO and ImQuest (the “ImQuest Merger”). On June 29, 2021, pursuant to the ImQuest Merger Agreement, ImQuest merged with and into CYTO, with CYTO being the surviving corporation in the merger and ImQuest’s affiliates, ImQuest BioSciences, Inc., ImQuest Pharmaceuticals, Inc. and Lubrinovation, Inc. becoming wholly owned subsidiaries of CYTO.

As consideration for the ImQuest Merger, upon closing each share of ImQuest common stock shall be cancelled and converted into the right to receive 0.0263 shares of Series A-2 Preferred Stock of CYTO, up to a maximum of 3,000,000 shares of CYTO Series A-2 Preferred Stock. The transaction is valued at $12,000,000. The initial purchase price accounting of the ImQuest business combination is reflected in the consolidated financial statements of CYTO as of June 30, 2021.

CBLI and CYTO entered into an Agreement and Plan of Merger, or the Merger Agreement, on October 16, 2020, pursuant to which High Street Acquisition Corp., a direct, wholly owned subsidiary of Cleveland BioLabs, or Merger Sub, will merge with and into CYTO, with CYTO surviving as a wholly owned subsidiary of CBLI, and the surviving corporation of the merger (the “CYTO Merger”). We refer to CBLI immediately following the merger as the combined company.

At the effective time of the CYTO Merger, each outstanding share of CYTO common stock, each outstanding share of CYTO preferred stock that was not, by its terms, converted into shares of CYTO common stock immediately prior to the effective time of the merger, and each vested restricted stock unit of CYTO (excluding, in each case, dissenting shares and shares held in treasury) was automatically converted into the right to receive a number of shares of CBLI common stock determined by the application of an exchange ratio formula set forth in the Merger Agreement.

The following unaudited pro forma condensed combined statement of financial position of CYTO as of June 30, 2021 is based on the historical consolidated financial statements of CBLI and CYTO, using the acquisition method of accounting. The CYTO Merger is accounted for as a reverse merger with CYTO as the accounting acquiror and the unaudited pro forma condensed combined statements of operations of CYTO for the six months ended June 30, 2021 are based on the historical consolidated financial statements of CBLI, CYTO and ImQuest using the acquisition method of accounting. The CYTO Merger is accounted for as a reverse merger and assumes the ImQuest merger with CYTO has closed as of January 1, 2021 for the unaudited pro forma condensed statements of operations.

The unaudited pro forma condensed combined financial information does not give effect to any cost savings, operating synergies or revenue synergies that may result from ImQuest Merger and the CYTO Merger or the costs to achieve any synergies.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only, in accordance with Article 11 of Regulation S-X and are not intended to represent or to be indicative of the income or financial position that the Company would have reported had the ImQuest Merger and/or the CYTO Merger been completed as of the dates set forth in the unaudited pro forma condensed combined financial statements due to various factors. The unaudited pro forma condensed combined statement of financial position does not purport to represent the future financial position of the Company and the unaudited pro forma condensed combined statements of operations do not purport to represent the future results of operations of the Company.

The unaudited pro forma condensed combined financial statements reflect management’s preliminary estimates of the fair value of purchase consideration and the fair values of tangible and intangible assets acquired and liabilities assumed in the ImQuest Merger and the CYTO Merger, with the remaining estimated purchase consideration recorded as goodwill. The Company plans to engage independent valuation specialists to conduct analyses to assist management of the Company in determining the fair values of the assets acquired and liabilities assumed. The Company’s management is responsible for these third-party valuations and appraisals. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of the fair value of purchase consideration and fair values of assets acquired and liabilities assumed, the actual amounts to be reported in future filings may differ materially from the amounts used in the pro forma condensed combined financial statements.

On May 20, 2020, the Securities and Exchange Commission (the “SEC”) adopted Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, that updated certain presentation requirements for pro forma financial information. The amended guidance is effective January 1, 2021, but voluntary early compliance is permitted. The Company adopted the new guidance when preparing the unaudited pro forma condensed combined financial statements. The historical financial information has been adjusted to give effect to the application of acquisition accounting. The unaudited pro forma condensed combined financial information is based upon currently available information and estimates and assumptions that CBLI’s management believes are reasonable as of the date hereof. Any of the factors underlying these estimates and assumptions may change or prove to be materially different.

The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the CYTO Merger and ImQuest Merger, and should be read in conjunction with the following:

1.	The audited consolidated financial statements of CBLI as of and for the years ended December 31, 2020, and 2019.

2.	The audited financial statements of CYTO as of and for the years ended December 31, 2020, and 2019.

3.	The audited financial statements of ImQuest as of and for the years ended December 31, 2020, and 2019.

4.	The unaudited consolidated financial statements of CBLI as of and for the six months ended June 30, 2021, and 2020.

5.	The unaudited financial statements of CYTO as of and for the six months ended June 30, 2021, and 2020.

Statera Biopharma, Inc.

Pro Forma Condensed Combined Balance Sheets

At June 30, 2021

(Unaudited)

	CYTO	CBLI	Adjustments		NR.	Consolidated Statera
Assets
Current assets:
Cash and cash equivalents	$1,330,216	$13,776,955	$			$15,107,171
Accounts receivable	184,279					184,279
Other current assets	854,451	46,825				901,276
Total current assets	2,368,946	13,823,780				16,192,726

Restricted Cash	14,391,410					14,391,410
Equipment, net	56,431	4,954				61,385
Operating lease right-of-use asset	884,255					884,255
Goodwill and identified intangible assets	14,343,158			44,578,149	1	58,921,307
Contract Asset	60,816					60,816
Total Assets	$32,105,016	$13,828,734		$44,578,149		$90,511,899

Liabilities and Stockholders' equity (deficit)
Current Liabilities
Accounts payable	$6,536,958	$60,503				$6,597,461
Accrued expenses		240,120				240,120
Current portion of operating lease liabilities	174,692					174,692
Contract liability	130,829					130,829
Preferred stock payable	12,000,000					12,000,000
Notes payable	897,737					897,737
Warrant liability				1,638,368	2	1,638,368
Advances from related party	200,000					200,000
Total current liabilities	19,940,216	300.623		1,638,368		21,879,207
Long Term liabilities
Operating lease liability, net of current portion	783,917					783,917
Long term debt	15,000,000					15,000,000
Total liabilities	35,724,133	300,623		1,638,368		37,663,124

Stockholders' Equity (deficit)
CBLI:
Common stock $0.005 par value, issued and outstanding 15,468,945 actual and 34,316,602 pro forma		77,340		94,243	1	171,583
CYTO:
Common stock	24,836			(24,836)	1	—
Series A Preferred stock	4,365			(4,365)	1	—
Series A-1 Preferred stock	4,396			(4,396)	1	—
Series A-3 Preferred stock	552			(552)	1	__
Series A-4 Preferred stock	400			(400)	1	—
Additional paid in capital	35,869,446	179,475,602		(127,421,546)	1,2	87,923,502
Accumulated other comprehensive loss		(681,820)			1	(681,820)
Accumulated deficit	(39,523,112)	(170,301,633)		170,301,633	1	(39,523,112)
Stockholders’ equity		8,569,489		42,939,781	1	47,890,153
Noncontrolling interest		4,958,622				4,958,622
Total Stockholders’ equity		13,528,111		42,939,781		52,848,775
Total liabilities and stockholders’ equity	32,105,016	13,828,734		44,578,149		90,511,899

Statera BioPharma, Inc

Pro Forma Condensed Combined Statements of Operations

Six Months ended June 30, 2021

(Unaudited)

	CYTO	ImQuest	CBLI	Adjustments	NR.	Consolidated Statera
Revenues:
Service Revenue	$-	$1,429,473	$-	$-	-	$1,429,473
Cost of Sales	-	717,432	-	$-	-	717,432
Gross Profit		712,041	-	-	-	712,041
Operating Expenses
Sales and marketing	2,795	269,570	-	-	-	272,365
Research and development	2,839,960	-	169,773	-	-	3,009,733
General and administrative	8,674,763	277,321	1,050,726	-	-	10,002,810
Total operating expenses	11,517,518	546,891	1,220,499	-	-	13,284,908
(Loss) Income from operations	(11,517,518)	165,150	(1,220,499)	-	-	(12,572,867)
Interest income (expense)	(374,273)	(471,350)	6,200	-	-	(839,423)
Income from discontinued operations, net of income taxes	-	(260,399)	-	-	-	(260,399)
Net loss	(11,891,791)	(566,599)	(1,214,299)	-	-	(13,672,689)
Net loss attributable to noncontrolling interest	-	36,195	16,695	-	-	52,890
Net loss attributable to Statera Biopharma, Inc.	$(11,891,791)	$(530,404)	$(1,197,604)	$-		$(13,619,799)
Loss per share, primary and diluted						$(0.40)
Pro forma shares used to calculate loss per share						34,316,602

Statera Biopharma, Inc

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 – Description of transactions

On July 17, 2020, Cytocom, Inc. entered into an Agreement and Plan of Merger by and between CYTO and ImQuest Life Sciences, Inc. and Affiliates (“ImQuest”) (the “ImQuest Merger”) pursuant to which ImQuest and its affiliates ImQuest BioSciences, Inc., ImQuest Pharmaceuticals, Inc. and Lubrinovation, Inc. will become wholly owned subsidiaries of CYTO. On June 29, 2021, CYTO and ImQuest closed the ImQuest Merger. The financial information included in the condensed combined statement of operations includes the financial information of ImQuest as if the transaction occurred on January 1, 2021.

Cleveland BioLabs, Inc, (“CBLI”) and CYTO entered into an Agreement and Plan of Merger on October 16, 2020, pursuant to which High Street Acquisition Corp., a direct, wholly owned subsidiary of Cleveland BioLabs, or Merger Sub, will merge with and into CYTO, with CYTO surviving as a wholly owned subsidiary of CBLI, and the surviving corporation of the merger, (the “CYTO Merger”). The CYTO Merger closed on July 27, 2021. The financial information included in the condensed combined statement of operations includes the financial information of CBLI as if the transaction occurred on January 1, 2021.

Note 2 – Basis of presentation

The unaudited pro forma condensed combined financial information is based on the historical consolidated financial information of CBLI, CYTO and ImQuest and affiliates and has been prepared to give the effect of the ImQuest Merger and the CYTO Merger.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting, with CYTO considered the accounting acquirer in both the ImQuest Merger and the CYTO Merger. The CYTO Merger is a reverse merger where the accounting acquirer is not the same as the legal acquirer; therefore, the assets acquired, liabilities and non-controlling interests assumed will be adjusted to their fair values. Under the acquisition method of accounting, the preliminary purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with the excess purchase price, if any, allocated to goodwill. The non-controlling interest in the pro forma combined balance sheet results from a subsidiary of CBLI, which is not wholly owned. This non-controlling interest will be recorded at fair value. To prepare the unaudited pro forma condensed combined financial information, CYTO adjusted the assets and liabilities included within the ImQuest Merger and the CYTO Merger to their estimated fair values based CYTO ’s preliminary estimates. CYTO has not completed the detailed valuation work necessary to finalize the required estimated fair values and estimated useful lives of the assets acquired and liabilities assumed and the related allocations of the purchase prices. The final allocations of the purchase prices will be determined during the respective measurement periods and determination of the estimated fair value of assets and liabilities, and associated tax adjustments. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited transaction accounting adjustments contained herein.

Note 3 – Pro Forma Adjustments

1.

This entry reflects the issuance of 18,492,454 shares of CBLI stock issued for 100% of the equity interest of CYTO. After the CYTO merger, CYTO holders will hold approximately 54% shares of the combined companies, four of the seven board members will be designated by CYTO and the executive management team will be comprised of mainly of CYTO executives. Therefore, CYTO will gain control of CBLI. Since CYTO obtains control of CBLI as a result of the CYTO merger, it will be considered the accounting acquirer even though legal entity of CBLI will be the surviving entity. This transaction will be accounted for as a reverse merger in accordance with the authoritative accounting guidance. In a reverse merger the purchase consideration is allocated to the fair value of the legal acquiror (accounting acquiree). At the consummation of the CYTO merger, CYTO’s issued Series A, A-1, A-3 and Series A-4 preferred shares are automatically converted into 9,712,465 shares of CYTO common stock.

2.

The CYTO Merger triggers cash settlement terms in equity warrants issued by CBLI in June 2020 and February 2021. The fair value of these warrants of $1,638,368 at June 30, 2021 was recognized as a liability and an addition to goodwill. This fair value of this warrant liability will be adjusted every accounting period with the change in fair value recognized in the calculation of net income or loss.

When accounting for a reverse merger the consideration transferred is measured using the most reliably measured fair value. As a publicly traded Company CBLI shares are more reliably measurable than CYTO’s privately held shares; accordingly, a stock price of approximately $3.00 per share was used in accounting for the CYTO Merger. The amount recognized for issued equity (common shares outstanding) is the sum of the value recognized for issued equity interests of CYTO immediately before the acquisition, plus the fair value CBLI (legal parent). Retained deficit is the based on the retained deficit of CYTO. The following table shows the calculation of the issued equity of the combined company immediately after CYTO merger:

Carrying value of CYTO equity(1)	$35,869,446
Fair value of CBLI(2)	$52,225,639
Total value of issued equity of combined company	$88,095,085
Amount allocated to common stock(3)	$(171,583)
Amount allocated to additional paid-in capital	$87,923,502

(1)	Represents value of issued equity on June 30, 2021 of $34,005,670.
(2)	Estimated fair value of CBLI.
(3)	Common stock post transaction (34,316,602 * $.005).